Exhibit 10.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH

NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY

DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of                     , 20[21] by and between Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), in its own name and on behalf of its direct and indirect subsidiaries, and                     , an individual (“Indemnitee”).

RECITALS

WHEREAS, directors, officers, employees, controlling persons, fiduciaries and other agents (“Representatives”) in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as Representatives unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation or business enterprise;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly competent persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, (a) the Amended and Restated Bylaws of the Company (as amended, restated or otherwise modified, the “Bylaws”) require indemnification of the officers and directors of the Company, (b) Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and (c) the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and its Representatives with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (a) Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, (b) Indemnitee may not be willing to serve or continue to serve as a Representative without adequate protection, (c) the Company desires Indemnitee to serve in such capacity and (d) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that [he/she] be so indemnified.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.    Definitions.

(a)    As used in this Agreement:

“Agreement” has the meaning ascribed to such term in the Preamble hereto.

“Board” has the meaning ascribed to such term in the Recitals hereto.

“Bylaws” has the meaning ascribed to such term in the Recitals hereto.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended, restated or otherwise modified.

“Change in Control” has the meaning ascribed to such term in Section 1(b) hereof.

“Corporate Status” describes the status of an individual who is or was a Representative of an Enterprise.

“Company” has the meaning ascribed to such term in the Preamble hereto.

“DGCL” has the meaning ascribed to such term in the Recitals hereto.

“Enterprise” means the Company and any other Person, employee benefit plan, joint venture or other enterprise of which Indemnitee is or was serving at the request of the Company as a Representative.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Expenses” means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) for purposes of Section 12(d) hereof only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis) and (iv) any interest, assessments or other charges in respect of the foregoing.

“Indemnitee” has the meaning ascribed to such term in the Preamble hereto.

“Indemnity Obligations” means all obligations of the Company to Indemnitee under this Agreement, including, without limitation, the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” means an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Section 20 hereof) that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, in respect of or relating to or occurring as a direct or indirect consequence of any Proceeding, including, without limitation, amounts paid in whole or partial settlement of any Proceeding, all Expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding, and any consequential damages resulting from any Proceeding or the settlement, judgment, or result thereof.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of CWAN Holdings, LLC, as amended, restated, supplemented or otherwise modified.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be, or is threatened to be, involved as a party or witness or otherwise involved, affected or injured (i) by reason of the fact that Indemnitee is or was a Representative of the Company, (ii) by reason of any actual or alleged action taken by Indemnitee or of any action on Indemnitee’s part while acting as Representative of the Company or (iii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a Representative of another Person, whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

“Representative” has the meaning ascribed to such term in the Recitals hereto.

[“Shareholder Entities” shall mean                  and each of its affiliates, including any investment funds managed or advised by any of the foregoing, that beneficially own shares of common stock of the Company, and any securities into which such shares of common stock shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock from time to time; provided, however, that neither the Company nor any of its subsidiaries shall be considered Shareholder Entities hereunder.]

“SOX Act” means the Sarbanes-Oxley Act of 2002.

“Submission Date” has the meaning ascribed to such term in Section 10(b) hereof.

“Welsh, Carson, Anderson & Stowe” means Welsh, Carson, Anderson & Stowe [LP] and each of its affiliates, including any investment funds managed or advised by any of the foregoing, or a group of persons that includes Welsh, Carson, Anderson & Stowe [LP] or any of its affiliates.

(b)    A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Welsh, Carson, Anderson & Stowe and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Person owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Person other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person) more than 50% of the total voting power represented by the voting securities of the Company or such surviving Person outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets, other than to Welsh, Carson, Anderson & Stowe. Notwithstanding the foregoing, a “Change in Control” shall be deemed not to have occurred as a result of any transaction or series of transactions following which the Welsh, Carson, Anderson & Stowe possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (or any successor thereto), whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board or the board of directors or similar body governing the affairs of any successor to the Company.

(c)    For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include, without limitation, any service as a Representative of the Company which imposes duties on, or involves services by, such Representative with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner [he/she] reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2.    Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor which shall be governed by the provisions set forth in Section 3 hereof) or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner [he/she] reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that [his/her] conduct was unlawful. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 2.

Section 3.    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner [he/she] reasonably believed to be in, or not opposed, to the best interests of the Company. No indemnification for Liabilities and Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 3.

Section 4.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, to the extent that (a) Indemnitee is a party to (or a participant in) any Proceeding, (b) the Company is not permitted by applicable law to indemnify Indemnitee with respect to any claim brought in such Proceeding if such claim is asserted successfully against Indemnitee and (c) Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise (including, without limitation, settlement thereof), as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify Indemnitee, to the fullest extent permitted by applicable law, against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with or as a consequence of each successfully resolved claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by settlement, entry of a plea of nolo contendere or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Liabilities and Expenses suffered or incurred by [him/her] or on [his/her] behalf in connection therewith.

Section 6.    Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to, or threatened to be made a party to, any Proceeding (including, without limitation, a Proceeding by or in the right of the Company to procure a judgment in its favor), against all Liabilities and Expenses suffered or incurred by Indemnitee in connection with such Proceeding:

(a)    to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to, or replacement of, the DGCL, and

(b)    to the fullest extent authorized or permitted by any amendments to, or replacements of, the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 7.    Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy procured by the Company, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid, subject to any subrogation rights set forth in Section 13 hereof;

(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements to which the Indemnitee has consented);

(c)    for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the SOX Act or Section 954 of the Dodd–Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the SOX Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements to which the Indemnitee has consented);

(d)    initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees (not by way of defense), unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding), (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(d), (iv) with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement, provision in the Bylaws or Certificate of Incorporation or applicable law or (v) otherwise required by applicable law; or

(e)    if a court of competent jurisdiction determines that such indemnification is prohibited by applicable law in a final judgment from which there is no further right of appeal.

Section 8.    Advances of Expenses. In furtherance of the relevant requirements of the Bylaws and notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the fullest extent permitted by law, Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within ten days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to, or after, final disposition of any Proceeding (including any appeal). Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including, without limitation, Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking, providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.

Section 9.    Procedure for Notification and Defense of Claim.

(a)    Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Any delay or failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b)    In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain legal counsel selected by Indemnitee and approved by the Company (which approval shall not to be unreasonably withheld, conditioned or delayed) to defend Indemnitee in such Proceeding, at the sole expense of the Company or (ii) have the Company assume the defense of Indemnitee in the Proceeding, in which case the Company shall assume the defense of such Proceeding with legal counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten days of the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so. If the Company is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and shall be solely responsible for all Expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and/or any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate legal counsel at its own expense. The party having responsibility for defense of a Proceeding shall provide the other party and its legal counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The Company may not settle or compromise any proceeding without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 10.    Procedure Upon Application for Indemnification.

(a)    Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, the Company shall advance Expenses necessary to defend against a Claim pursuant to Section 8 hereof. If any determination by the Company is required by applicable law with respect to Indemnitee’s ultimate entitlement to indemnification, such determination shall be made (i) if Indemnitee shall request such determination be made by the Independent Counsel, by the Independent Counsel and (ii) in all other circumstances in any manner permitted by the DGCL. Indemnitee shall cooperate with the Person(s) making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such Person(s), upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person(s) making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 10(a) has been made. The Company agrees to pay Expenses of the Independent Counsel referred to above and to fully indemnify the Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)    In the event that the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 10(a) hereof, (i) the Independent Counsel shall be selected by the Company within ten days of the Submission Date, (ii) the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to the Company Indemnitee’s written objection to such selection. Absent a timely objection, the Person so selected shall act as the Independent Counsel. If a timely objection is made by Indemnitee, the Person so selected may not serve as the Independent Counsel unless and until such objection is withdrawn. If no Independent Counsel shall have been selected (whether due to a failure of the Company to appoint such Independent Counsel, an un-withdrawn objection from Indemnitee with respect to the person so appointed or otherwise) before the later of (i) 30 days after the submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof (the date of such submission, the “Submission Date”) and (ii) ten days after the final disposition of the Proceeding for which indemnity is sought, then (x) each of the Company and Indemnitee shall select a Person meeting the qualifications to serve as the Independent Counsel and (y) such Persons shall (collectively) select the Independent Counsel. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) hereof, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11.    Presumptions and Effect of Certain Proceedings.

(a)    In making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination shall, to the fullest extent permitted by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) hereof, and the Company shall, to the fullest extent permitted by law, have the burden of proof to overcome that presumption in connection with the making by any Person(s) of any determination contrary to that presumption. Neither the failure of the Company (including, without limitation, by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including, without limitation, by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    Subject to Section 12(e) hereof, if the Person(s) empowered or selected under Section 10 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if (i) the determination is to be made by the Independent Counsel and Indemnitee objects to the Company’s selection of the Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which [he/she] reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)    Effect of Settlement. To the fullest extent permitted by law, settlement of any Proceeding without any finding of responsibility, wrongdoing or guilt on the part of Indemnitee with respect to claims asserted in such Proceeding shall constitute a conclusive determination that Indemnitee is entitled to indemnification hereunder with respect to such Proceeding.

(e)    Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 11(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f)    Actions of Others. The knowledge and/or actions, or failure to act, of any Representative (other than Indemnitee) of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12.    Remedies of Indemnitee.

(a)    Subject to Section 12(e) hereof, in the event that (i) a determination is made pursuant to Section 11 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 hereof, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) hereof within 90 days after the Submission Date, (iv) payment of indemnification is not made pursuant to Section 4, 5 or 10(a) hereof within ten days after receipt by the Company of a written request therefore, (v) payment of indemnification pursuant to Section 2, 3 or 6 hereof is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee, the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)    In the event that a determination shall have been made pursuant to Section 10(a) hereof that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)    If a determination shall have been made pursuant to Section 10(a) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall, to the fullest extent permitted by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. In addition, the Company shall indemnify Indemnitee against any and all such Expenses and, if requested by Indemnitee, shall (within ten days after receipt by the Company of a written request therefore) advance, to the fullest extent permitted by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided that, in the absence of any such determination with respect to such Proceeding, the Company shall pay Liabilities and advance Expenses with respect to such Proceeding as if Indemnitee had been determined to be entitled to indemnification and advancement of Expenses with respect to such Proceeding.

Section 13.    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)    The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, the LLC Agreement, any stockholders’ agreement or any other agreement, a vote of stockholders, a resolution of directors or otherwise (together, the “Other Indemnification Provisions”). No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Other Indemnification Provisions, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)    The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)]. The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by law, organizational or constituent documents, contract [(including, without limitation, this Agreement)] or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)] to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)] or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)] from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event that any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)] or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation of the Company under this Agreement by any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)] or their insurers, affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)]. Any indemnification and/or insurance or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)], with respect to any liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person, is specifically in excess of any Indemnity Obligation of the Company or valid and any collectible insurance (including, without limitation, any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement, and any obligation to provide indemnification and/or insurance or advance Expenses provided by any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Shareholder Entity)] shall be reduced by any amount that Indemnitee collects from the Company as an indemnification payment or advancement of Expenses pursuant to this Agreement.

(c)    The Company shall use its best efforts to obtain and maintain in full force and effect an insurance policy or policies providing liability insurance for Representatives of the Company or of any other Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company maintains an insurance policy or policies providing liability insurance for Representatives of the Company or of any other Enterprise, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policy or policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Further, in the event of a Change in Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process) the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a fixed period of six years thereafter (otherwise known as a “tail policy”), and such coverage shall be placed by the incumbent broker using the policies that were in place at the time of the Change in Control, and shall be placed with an insurance carrier with an AM Best rating that is the same or better than the AM Best ratings of the expiring policies.

(d)    In the event of any payment under this Agreement, the Company shall not be subrogated to, and hereby waives any rights to be subrogated to, any rights of recovery of Indemnitee, including, without limitation, rights of indemnification provided to Indemnitee from any other Person or entity with whom Indemnitee may be associated [(including, without limitation, any Shareholder Entity)] as well as any rights to contribution that might otherwise exist; provided, however, that the Company shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Company or any of its subsidiaries.

(e)    The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 14.    Duration of Agreement; Not Employment Contract. This Agreement shall continue until and terminate upon the latest of: (a) ten years after the date that Indemnitee shall have ceased to serve as a Representative of the Company or any other Enterprise and (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 hereof relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly or to assume and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a Representative of the Company, by the Certificate of Incorporation, Bylaws and the DGCL.

Section 15.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16.    Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Representative of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a Representative of the Company.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c)    The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s right to receive advancement of expenses under this Agreement.

Section 17.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 18.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)    If to the Company to:

Clearwater Analytics Holdings, Inc.

777 W. Main Street

Suite 900

Boise, ID 83702

Attn: Chief Legal Officer

Facsimile: [***]

with copies to (which shall not constitute notice to the Company):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff; Ross M. Leff

Facsimile: [***]

or to any other address as may have been furnished to Indemnitee by the Company.

Section 19.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 20.    Change in Control. If there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advance of Expenses under this Agreement or any provision of the Certificate of Incorporation or the Bylaws now or hereafter in effect, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 21.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this

Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

Section 22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 23.    Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24.    [Third-Party Beneficiaries. The Shareholder Entities are intended third-party beneficiaries of this Agreement.]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

CLEARWATER ANALYTICS HOLDINGS, INC.

Name: Title:

[Signature Page to the Indemnification Agreement]

INDEMNITEE:

Name:

[Signature Page to the Indemnification Agreement]